Exhibit 10.6

STOCK PURCHASE AGREEMENT

AGREEMENT FOR THE PURCHASE OF SHARES REPRESENTING THE CAPITAL STOCK OF GRUPO AEROPORTUARIO DEL PACIFICO, S.A. DE C.V. (HEREINAFTER THE “HOLDING COMPANY”), EXECUTED ON AUGUST 25, 1999, BY AND BETWEEN THE FEDERAL GOVERNMENT OF THE UNITED MEXICAN STATES, THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION, HEREIN REPRESENTED BY MR. AARON DYCHTER POLTOLAREK, (HEREINAFTER, THE “FEDERAL GOVERNMENT” AND “SCT”, RESPECTIVELY), AND AEROPUERTOS MEXICANOS DEL PACIFICO, S.A. DE C.V., HEREIN REPRESENTED BY MR. JAIME DE LA ROSA MONTES, (HEREINAFTER, THE “STRATEGIC PARTNER”) WITH THE APPEARANCE OF AENA SERVICIOS AERONAUTICOS, S.A., SOCIEDAD UNIPERSONAL, AEROPUERTO DEL PACIFICO ANGELES, S.A. DE C.V., INVERSORA DEL NOROESTE, S.A. DE C.V. AND GRUPO DRAGADOS, S.A. (THE “PARTNERS OF THE STRATEGIC PARTNER”) AS JOINT AND SEVERAL OBLIGORS OF THE OBLIGATIONS OF THE STRATEGIC PARTNER SET FORTH IN SECTIONS 2.4, 2.5, 2.6, 2.7, 3. AND 6. OF THIS AGREEMENT AND OF GRUPO EMPRESARIAL ANGELES, S.A. DE C.V. AND INVERSORA DEL NOROESTE, S.A. DE C.V., AS JOINT AND SEVERAL OBLIGORS OF THE OBLIGATIONS OF THE MEXICAN PARTNER IN ACCORDANCE WITH THIS AGREEMENT, AND ALSO WITH THE PARTICIPATION OF THE TREASURY OF THE FEDERATION, HEREIN REPRESENTED BY MR. PABLO ESCALANTE TATTERSFIELD (HEREINAFTER, THE “TREASURY”) FOR PURPOSES OF ARTICLE 11, SECTIONS I AND XLIII IN CONNECTION WITH ARTICLE 105 OF THE INTERNAL REGULATIONS OF THE MINISTRY OF FINANCE AND PUBLIC CREDIT, PURSUANT TO THE FOLLOWING DEFINITIONS, ANTECEDENTS, RECITALS AND CLAUSES.

DEFINITIONS

The terms defined in the Participation Agreement executed on this date by and between the Federal Government, the companies that constitute the Airport Group, the Strategic Partner and the Partners of the Strategic Partner, among other parties, shall have the same meaning in this Agreement, except as otherwise defined in this Agreement. Likewise, the terms defined below shall have the meanings ascribed to them:

Shares in Trust	Such shares that the Federal Government shall transfer on this date to Nafin and which shall be kept by the latter in the trust referred to in Recital I.4 of this Agreement.

Optional Shares	Has the meaning mentioned in Antecedent VII of this Agreement.

Agreement	This Stock Purchase Agreement.

Participation Agreement

The Participation Agreement and the exhibits thereto, by virtue of which the rights and obligations of both the Strategic Partner and the Federal Government, Nafin, the Trustee, ASA and the Holding Company, for the transfer of the Share Package and the proper operation of the Assigned Airports, have been set forth.

Financial Statements

The basic audited financial statements from November 1 to December 31, 1998, that include income statement, balance sheet, cash flow statement and statement of changes in financial position, as well as the notes to the same, individually for the Holding Company as well as for each of its subsidiaries in addition to the consolidated financial statements for the Holding Company; as well as unaudited (limited review) basic financial statements for the period from January 1 to March 31, 1999, that include income statement, balance sheet, cash flow statement and statement of changes in financial position, individually for the Holding Company as well as for each of its subsidiaries in addition to the consolidated statements of the Holding Company without the notes.

Share Package	Has the meaning mentioned in Antecedent VII of this Agreement.

Five-Year Waiting Period	Has the meaning set forth in Section 6.1.1 of this Agreement.

Ten-Year Waiting Period	Has the meaning set forth in Section 6.1.2 of this Agreement.

Three-Year Waiting Period	Has the meaning set forth in Section 6.1.1 of this Agreement.

Treasury	The Treasury of the Federation.

ANTECEDENTS

I.                                         On April 7, 1995 by Presidential resolution published in the Official Gazette of the Federation, the Interministerial Divestiture Commission was created.

II.                                     By several resolutions of the Interministerial Divestiture Commission, passed at its meetings held on August 20 and 25, 1997, October 1st, 1997 and February 17, 1999, it was resolved to initiate the process of opening to investment in the Mexican airport system.

III.                                 By resolution published in the Official Gazette of the Federation on February 2, 1996, the Committee for the Restructuring of the Mexican Airport System was created, which purpose is to define the strategy to be followed on general and specific aspects in the different stages of the process of restructuring to be carried out by SCT, in the terms of the Airport Law and other applicable provisions, as well as to make recommendations and proposals.

IV.                                 On February 9, 1998, the General Guidelines for the Opening to Investment in the Mexican Airport System were published in the Official Gazette of the Federation.

V.                                     The Holding Company was incorporated on May 28, 1998, by means of public deed number 44,340, dated May 28, 1998, issued by Mr. Emiliano Zubiría Maqueo, Notary Public number 25 for the Federal District, recorded with the Public Registry of Commerce for the Federal District on June 25, 1998, under mercantile folio number 238578.

VI.                                 The Holding Company holds 100% (one hundred percent) (less one share owned by the Federal Government) of the capital stock of the Service Company and the Concession Companies, and each of the latter has a Concession for 50 (fifty) years granted by the Federal Government of the United Mexican States to carry out the administration, operation, exploitation and/or construction of the Assigned Airports corresponding to each of them, as well as to use, and benefit from, the public domain real property necessary for the operation of their respective Assigned Airports.

VII.                             On February 25, 1999, the Public Call for the acquisition of shares representing 15% (fifteen percent) of the capital stock of the Holding Company (the “Share Package”), plus one option to acquire shares of the Holding Company representing up to 5% (five percent) of its capital stock (the “Optional Shares”), was published in the Official Gazette of the Federation.

VIII.                         The shareholders obtained their registration as participants in the Bidding Process by means of official document number GTA99-097.4, GTA99-A097.8 and GTA99-A097.9, dated June 4, June 24 and July 15, respectively, issued by the Technical Secretary of the Committee for the Restructuring of the Mexican Airport System, and in such capacity tendered their offer to acquire the Share Participation.

IX.                                On December 14, 1998, the fixed minimum capital of the Holding Company was increased in the amount of Ps. 72,581,750.00 (Seventy Two Million Five Hundred Eighty One Thousand Seven Hundred Fifty Mexican Pesos) through the capitalization of liabilities in the amount of Ps. 72,581,745.09 (Seventy Two Million Five Hundred Eighty One Thousand Seven Hundred Forty Five 9/100 Mexican Pesos) for the benefit of the Federal Government, as well as through the cash contribution that the Federal Government will make, and as a result the Holding Company issued 72,581,750 (Seven Two Million Five Hundred Eighty One Thousand Seven Hundred Fifty) Shares completely paid to the benefit of the Federal Government.  Likewise, on July 2, 1999, the fixed minimum capital of the Holding Company was increased in the amount of Ps. 7,880,692.00 (Seven Million Eight Hundred Eighty Thousand Six Hundred Ninety Two Mexican Pesos) by means of the capitalization of liabilities in the amount of Ps. 7,880,687.04

(Seven Million Eighty Eight Hundred Thousand Six Hundred Eighty Seven 4/100 Mexican Pesos) to the benefit of the Federal Government, as well as through the cash contribution the Federal Government will make, and as a result the Holding Company issued 7,880,692 (Seven Million Eight Hundred Eighty Thousand Six Hundred Ninety Two) Shares completely paid to the benefit of the Federal Government.

On the other hand, also on August 20, 1999, the Holding Company entered into an Assumption of Liabilities Agreement with each of the Concession Companies by which the Holding Company assumed, on behalf of and in the name of each Concession Company, their liabilities deriving from the exploitation of the of the Concessions whose total amounts to Ps. 15,938,360,674.00 (Fifteen Billion Nine Hundred Thirty Eight Million Three Hundred Sixty Thousand Six Hundred Seventy Four Mexican Pesos).  Said liabilities were capitalized for the benefit of the Federal Government on August 20,1999 by increasing the capital stock of the Holding Company in the amount of Ps. 15,938,360,677.00 (Fifteen Billion Nine Hundred Thirty Eight Million Three Hundred Sixty Thousand Six Hundred Seventy Seven Mexican Pesos), by means of the capitalization of said liability, as well as through the cash contribution that the Federal Government will make and through the issuance of 15,938,360,677 Shares paid completely for the benefit of the Federal Government.

X.                                    The bid tendered by the Partners of the Strategic Partner was successful and the Partners were so notified by the Committee for the Restructuring of the Mexican Airport System on August 11, 1999.

XI.                                Pursuant to the provisions of the Public Call and as provided for in the bid of the Strategic Partner, the Strategic Partner executed on this date a Participation Agreement, by virtue of which the rights and obligations of both the Strategic Partner and of the Federal Government and the Holding Company, for the due operation of the Assigned Airports, have been set forth. Under such Participation Agreement, the Strategic Partner undertook to execute this Agreement, as well as the rest of the Operation Documents.

RECITALS

I.                                         The Federal Government states through SCT:

I.1                                   That it is the legitimate owner of 15% (fifteen percent) of the shares representing the capital stock of the Holding Company (the “Shares”), same which are common, registered, without par value, and fully paid-in, and that the full capital stock of the Holding Company is allocated as follows:

Shareholder	Percentage	Number of Shares Class I	Series
Nacional Financiera, S.N.C., Trust Department	51.00%	8,170,109,791	“A”

Nacional Financiera, S.N.C., Trust Department	34.00%	5,446,739,860	“B”

Federal Government	15.00%	2,402,973,468	“BB”
	100.00%	16,019,823,119

I.2                                   That the Shares are free from any lien or limitation of ownership.

I.3                                   That on this date, the Holding Company shall issue the Optional Shares, same which it shall keep in its treasury until the option for their subscription and payment is exercised in terms of the Option Agreement.

I.4                                   That on this date it transferred to Nafin, in its capacity as trustee, Shares of the Holding Company representing 85% (eighty-five percent) of its capital stock, except for one share which Nafin obtained directly from ASA (the “Shares in Trust”), which shall be kept in the trust set up for that purpose with Nacional Financiera, S.N.C., trust department, with the purpose of promoting the securities market, as well as to maintain the exercise of the voting rights thereof at the shareholders meetings of the Holding Company.

I.5                                   That the Shares are deposited with the Treasury as provided for in Article 76 and 77 of the Law of the Treasury Service of the Federation and, except as otherwise provided in paragraph I.3 above, there are no purchase options outstanding, rights of share appreciation, option certificates, convertible securities or other rights convertible into, or having their value based on, common shares of the Holding Company, and there are no agreements related to the issuance, sale or transfer of any instrument of the money market or any other type of securities of the Holding Company.

I.6                                   That the Financial Statements reflect the financial condition of the Holding Company, the Service Company and the Concession Companies as of March 31, 1999, in the manner set forth in the notes submitted therewith, and between the date of such Financial Statements and the date of execution hereof, no subsequent event has occurred, and no cause is known, that may result in an event substantially affecting or which might adversely affect the financial or operating condition of the Holding Company.

I.7                                   Its representative has sufficient authorities to execute this Agreement pursuant to Article 6, Section IX, of the Internal Regulations of SCT.

II.                                     The Strategic Partner states, through its representative that:

II.1                               That it is a mercantile company duly incorporated in accordance with the laws of the United Mexican States, as evidenced in public deed number 75,620, issued on August 18, 1999 by Mr. Francisco Talavera Autrique, Notary Public number 221 for the Federal District, in the process of being recorded with the Public Registry of Commerce for the Federal District.

II.2                               That its representative, Mr. Jaime de la Rosa Montes, has sufficient authority to execute this Agreement, as evidenced in the public deed referred to in paragraph II.1 above, and that said authority has not been modified or revoked in any form.

II.3                               That pursuant to the bid tendered in the Bidding Process, which was successful, the Partners undertook to cause the Partners of the Strategic Partner to execute the Participation Agreement and the Transaction Documents, which include this Agreement, and it agrees to become bound under the terms and conditions set forth herein.

II.4                               That it is fully aware of the fact that the Holding Company is a newly created and is recorded with the Federal Taxpayers Registry, and that it is a majority shareholder of the Service Company and of the Concession Companies.

II.5                               That it is fully aware of the scope and terms of the documents and transactions concerning the Airport Group, pursuant to the recital contained in its technical proposal, and specially of the Concessions granted to the Concession Companies and the considerations set forth therein, and of the by-laws and Financial Statements of the companies conforming the Airport Group.

II.6                               That it reviewed all the information that was delivered to it in the data room in connection with the Bidding Process for the Share Participation, as well as all the information that was provided through prospectus, answers to questions raised by the participants of such Bidding Process, and included in the “white book”; that it held interviews with the financial agent and several officers of SCT and ASA; and that it visited the facilities of the Assigned Airports.

II.7                               That the Strategic Partner acts in its own name and on its own behalf, as the Partners of the Strategic Partner stated in the proposal submitted in the Bidding Process, which was successful, and that the Strategic Partner does not act on behalf of, or in substitution for, or in any other manner for, third parties.

Based on the above Recitals, the parties to this Agreement agree to grant the following

CLAUSES

1.                                      Purpose.

1.1                                 The purpose of this Agreement is the sale by the Federal Government through SCT of the Share Package in favor of the Strategic Partner, which shares are fully subscribed and paid-in and free from any lien or limitation of ownership, subject to the conditions stated hereinbelow.

2.                                      Acquisition of the Share Package by the Strategic Partner.

2.1                                 On this date, the Strategic Partner shall acquire from the Federal Government, which shall endorse in ownership and transfer the following stock certificate that constitutes 25% (twenty-five percent) of the Share Package, once the payment of the price referred to in Section 2.4 below has been made:

Share Certificates	Number of Shares	Series	Class	Percentage of capital stock
4	600,743,367	“BB”	I	3.75%

2.2                                 Once the Strategic Partner has paid the balance of the price pursuant to Section 2.5 below, the Federal Government shall endorse in ownership and transfer in favor of the Strategic Partner the following stock certificates that constitute the 75% (seventy-five percent) of the Share Package:

Share Certificates	Number of Shares	Series	Class	Percentage of capital stock
5	1,802,230,101	“BB”	I	11.25%

2.3                                 Price. The price for the purchase and sale referred to in this Section 2 is the total amount of Ps. 2,453,400,000.00 (Two Billion Four Hundred Fifty Three Million Four Hundred Thousand Mexican Pesos), that is, the amount of Ps. 1.02098505567 (One 02098505567/100 Pesos) per share, which shall be paid in the manner set forth in Sections 2.4, 2.5 and 2.6 below.

2.4                                 Payment. On this date, not later than at 12:00 o’clock noon, Mexico City time, the Strategic Partner has paid a first installment equivalent to 25% (twenty-five percent) of the price of the Share Package set forth in Section 2.1 above, that is, the amount of Ps. 613,350,000.00 (Six Hundred Thirteen Million Three Hundred Fifty Thousand Mexican Pesos), through electronic transfer by SPEUA of immediately available funds to account number 65-50003551-5, Branch 35, Locality 001 and bank code 014, that the Treasury keeps with Banco Santander Mexicano, S.A., Institución de Banca Múltiple or any other institution that it chooses for this purpose 48 (forty-eight) hours beforehand.

2.5                                 The unpaid balance of the price, that is, the amount of Ps. 1,840,050,000.00 (One Billion Eight Hundred Forty Million Fifty Thousand Mexican Pesos), plus the interest referred to in Section 2.6 below, shall be paid by the Strategic Partner directly to the Treasury, not later than at 12:00 o’clock noon, Mexico City time, on December 1st, 1999, through electronic transfer by SPEUA of immediately available funds to the account indicated for that purpose in Section 2.4 above or to any other account that the Treasury chooses 48 (forty-eight) hours beforehand.

2.6                                 During the period elapsed between the date of execution of this Agreement and the date on which the payment of the outstanding balance of the price is made pursuant to Section 2.5 above, the Strategic Partner shall pay to the Federal Government gross interest on the unpaid amount at a rate equivalent to the daily arithmetic average of the 28 day interbank equilibrium interest rate (“TIIE”) published by Banco de México in the Official Gazette of the Federation, in the absence thereof, of the interest rate that replaces it. For purposes of calculation of such interest, the year shall be deemed to made up of 360 (three hundred and sixty) days.  In the event that the Strategic Partner chooses to pay the unpaid balance of the price in Dollars, the interest earned in accordance with this Section will be converted to Dollars, at the exchange rate that Banco de México publishes in the Official Gazette of the Federation and that is applicable on the fifth banking business day before the date on which said payment is made.

2.7                                 In accordance with that which is set forth in numeral 9.6.1 of the Public Call, the Partners of the Strategic Partner declare, under oath, that they act in their own name and on their own behalf and that the source and structure of the resources and financing with which the Strategic Partner shall cover the price indicated in Section 2.3 above, and which was indicated in the winning economic proposal of the Bidding Process by means of a written document, a copy of which is attached to this Agreement as Exhibit 2, has not undergone any modification.  Additionally, the Strategic Partner and the Partners of the Strategic Partner accept that in the event that after the date hereof it is found that the declarations made in this Section are false, a penalty of Ps. 100,000,000.00 (One Hundred Million Pesos 00/100), in the form indicated by the Federal Government, will be assessed for the damages suffered by the Federal Government.

3.                                      Default on Payment.

3.1                                 The Strategic Partner and the Federal Government agree that if the unpaid balance of the price of the Shares of the Holding Company being transferred by virtue of this Agreement is not fully paid, or is not paid on the date set forth in Section 2.5 above, such fact shall be considered as a cause of rescission of this Agreement and of all of the Transaction Documents, with liability for the Strategic Partner, pursuant to the provisions of paragraph 9.3 of the Public Call, applying in such case the contractual penalty set forth in such therein, subject to the provisions of Section 9.3 of this Agreement.

3.2                                 In the event that the Strategic Partner incurs in the event of default provided for in this Section, the Federal Government may demand from the Strategic Partner the Specific Performance of this Agreement, as well as the payment of default interest, as from December 1st, 1999 and until the effective date of payment, at a rate equal to 2 (two) times the interest rate equivalent to the daily arithmetic average of the 28 day interbank equilibrium interest rate (TIIE) published by Banco de México in the Official Gazette of the Federation or, in the absence thereof, of the interest rate that replaces it. For purposes of calculation of such default interest, the year shall be deemed to be made up of 360 (three hundred and sixty) days.

4.                                      Advance payment.

4.1                                 The Strategic Partner may pay in advance the unpaid balance of the price of the Shares, in whole or in part, provided SCT is notified thereof at least 5 (five) business days prior to the date of payment.

4.2                                 In no event may the advance payment of the unpaid balance of the price of the Shares result in the reduction thereof, nor shall any sanction be applied due to such advance payment.

5.                                      Trust Agreement.

5.1                                 On this date, the Strategic Partner shall execute, as trustor and first beneficiary, a Trust Agreement with Banco Nacional de Comercio Exterior, S.N.C., Trust Department, as Trustee, and the Holding Company, as second beneficiary, to which the Strategic Partner hereby irrevocably binds itself to contribute all the Share Package, once the price therefor has been paid and it receives the shares certificates representing them pursuant to the provisions of Section 7. below. The Share Package must be kept in the trust constituted for that purpose at least during the terms set forth in Section 2.4 of the Participation Agreement and Section 6. of this Agreement, and the Trustee must vote the Share Package at the shareholders meetings of the Holding Company pursuant to the instructions given by the Strategic Partner, provided that such Shares of the Share Package held in excess of 10% (ten percent) of the capital stock of the Holding Company shall be voted by the Trustee always in the same manner as the majority of shares of the capital stock of the Holding Company are voted.

6.                                      Obligation not to sell.

6.1           Pursuant to the provisions of the Public Call:

6.1.1                        The Key Partners must jointly hold a minimum participation of 51% (fifty-one percent) in the Strategic Partner during the term of the Participation Agreement (the “Fifteen-Year Waiting Period”), with the understanding that each of the Key Partners must keep a minimum participation of 25.5% (twenty-five point five percent) in the capital stock of the Strategic Partner during such Fifteen-Year Waiting Period and any additional participation shall be considered as participation of an Investing Partner subject to the Three-Year or Five-Year Waiting Periods set forth hereinbelow. In turn, the Investing Partners must keep their participation in the Strategic Partner during a term of 3 (three) years as from the first public offer of Shares of the Holding Company carried out in the terms of Section 3.3 of the Participation Agreement (the “Three-Year Waiting Period”) or during a term of 5 (five) years as from the date of execution of this Agreement (the “Five-Year Waiting Period”), whichever occurs first. Upon the expiration of the Fifteen and Three-Year or Five-Year Waiting Periods, as applicable, the Partners of the Strategic Partner may dispose of or otherwise transfer, without restrictions, their participation in the Strategic Partner.

6.1.2                        The Strategic Partner must keep 51% (fifty-one percent) of its Share Participation in the Holding Company ,acquired under this Agreement, for a term of 10 (ten) years as from the date of execution of this Agreement (the “Ten-Year Waiting Period”) and 49% (forty-nine percent) of its Share Participation during the Three-Year Waiting Period or Five-Year Waiting Period, as the case may be, provided that upon the expiration of the Ten-Year Waiting Period, the Strategic Partner may annually transfer up to one fifth of such 51% (fifty-one percent) of its Share Participation in the Holding Company to third parties, and upon the expiration of the Three-Year Waiting Period or the Five-Year Waiting Period, as the case may be, the Strategic Partner may dispose of or otherwise transfer, without restriction, the Shares that it holds in the Holding Company in excess of such 51% (fifty-one percent) of Share Participation.

6.1.3                        Exceptions. The obligations of the Key Partners, the Investing Partners and the Strategic Partner to keep a minimum participation under Sections 6.1.1 and 6.1.2 above shall not be applicable whenever (i) the participations referred to in such Sections are transferred in favor of a Related Person that is not an individual, complying with the requirements set forth in the Public Call and the qualifications form delivered to the participants in the Bidding Process, and such circumstance is notified 15 (fifteen) business days in advance to the Ministry, evidencing compliance with the above mentioned requirements; or (ii) the participations referred to in Section 6.1.1 are transferred by the Key Partners or the Investing Partners in favor of any third party with the prior written consent of the Ministry, evidencing that such third party complies with the requirements set forth in the Public Call and form of qualification delivered to the participants in the Bidding Process, as the case may be, and in the event that Nafin keeps a participation of less than 51% (fifty-one percent) of the capital stock of the Holding Company, in addition to evidencing the requirements mentioned above and obtaining an authorization from the Ministry, the favorable vote of at least 51% (fifty-one percent) of the capital stock of the Holding Company, shall be required. In any event, prior to the transfer of the above mentioned participation, the acquirer must bind himself with respect to each of the parties to the Transaction Documents, to comply with the obligations set forth therein.

7.                                      Delivery of stock certificates.

7.1                                 The Federal Government shall deliver directly to the Trustee on this date, on behalf of the Strategic Partner, the stock certificates representing the paid-in portion of the Share Package referred to in Section 2.1 above. Likewise, once the unpaid balance of the price has been paid pursuant to Section 2.5 above, the Federal Government shall deliver to the Trustee, on behalf of the Strategic Partner, the remaining stock certificates referred to in Section 2.2 above. Such stock certificates must be duly endorsed in ownership by the Federal Government in favor of the Strategic Partner, and in ownership by the Strategic Partner in favor of the Trustee.

8.                                      Registry.

8.1                                 The parties agree to instruct the Holding Company so that the Stock Ledger of the Holding Company expressly states which Shares have been paid to the Federal Government by the Strategic Partner, as well as the fact that failure to comply with the obligation of payment of the unpaid balance of the price may result in the termination of this Agreement.

9.                                      Default.

9.1                                 In the event that the Strategic Partner fails to make the payments to which it binds itself under Sections 2.4 and 2.5 of this Agreement, or contravenes the provisions of Section 6. above, the Federal Government may terminate this Agreement without need of previous judicial declaration, with liability for the Strategic Partner under the provisions of paragraph 9.3 of the Public Call, applying in such case the contractual penalty set forth in such paragraph, subject to the provisions of Section 9.3 of this Agreement.

9.2                                 Likewise, in the event that the Strategic Partner incurs in the event of default provided for in this Section, the Federal Government may then demand from the Strategic Partner the specific performance of this Agreement, and the payment of default interest as from the date on which the payment of the price was due pursuant to Section 2. above, until the effective date of payment, at a rate equal to 2 (two) times the interest rate equivalent to the daily arithmetic average of the 28 day interbank equilibrium interest rate (TIIE) published by Banco de México in the Official Gazette of the Federation or, in the absence thereof, of the interest rate that replaces it. For purposes of calculation of such default interest, the year shall be deemed to be made up of 360 (three hundred and sixty) days.

9.3                                 The parties hereby agree that in the event of rescission, the Federal Government shall directly apply the amount of the payment of the price of the Share Package to the payment of the contractual penalty agreed upon herein, and therefore, in terms of Article 2311 of the Civil Code for the Federal District in Common Matters, and for all the Republic in Federal Matters, the amount corresponding to the payment of the price of the Share Package shall be deemed as virtually reimbursed, with the Strategic Partner or the Trustee, as the case may be, being bound to return to the Federal Government any stock certificates which may have been delivered, on the business day following the date on which it is notified in writing of the rescission of this Agreement. The Strategic Partner hereby binds itself to return any Shares comprising the Share Package free from any lien and limitation of ownership.

9.4                                 The provisions of this Section 9. are without prejudice of any other provisions contained in the Participation Agreement or in the Transaction Documents.

10.                               Reimbursement of Liabilities.

10.1                           The parties hereby agree that the price of the Shares subject matter of this stock purchase agreement shall not be adjusted for any cause; however, in the event that any liabilities arise in the Holding Company, the Service Company, or any of the Concession Companies, which are not totally or partially recorded in the Financial Statements, and which liabilities result from transactions made prior to the execution of this Agreement or derive from acts or facts other than in the ordinary course of business, such unrecorded liabilities shall be setoff with any liabilities which may have been totally or partially paid, and which payment has not been recorded in such Financial Statements, as well as with such recorded but non-existent liabilities. The Federal Government shall reimburse the balance of such liabilities in favor of the corresponding Company of the Airport Group.

10.2                           In case of lack of registration of such liabilities, the parties to this Agreement shall appoint an internationally recognized auditing firm, which must be independent of any of the parties, in order to determine the existence of such liabilities and if these liabilities result in a reimbursement in favor of the corresponding Company of the Airport Group of the amounts necessary to pay the same. For the purposes of this paragraph, only such liabilities which claim has been submitted in the terms of Section 11. hereof shall be considered. Any fees, costs and expenses incurred by the auditing firm shall be paid equally by the Federal Government and the Strategic Partner. Likewise, the opinion of the auditing firm shall be definitive, and shall bind the parties in its terms and shall not be subject to any remedy. The foregoing constitutes an arbitration commitment in the terms of Article 1423 of the Code of Commerce, the parties submitting themselves to such statute for anything not expressly provided for in this Section.

10.3                           For purposes of the reimbursement to the corresponding Company of the Airport Group in terms of Section 10.2 above, the existing assets of the Holding Company, the Service Company or the Concession Companies, which were not recorded in the Financial Statements, shall be taken into consideration in order to setoff the total assets with the total liabilities and obtain, as the case may be, the net difference in favor of the corresponding Company of the Airport Group.

10.4                           The Federal Government shall pay the amount which may result in favor of the Airport Group, provided that the total claims exceed Ps. 5,000,000.00 (Five Million Mexican Pesos) in a term not to exceed 90 (ninety) calendar days as from the date of delivery of the stock certificates representing the Share Package. The parties agree that should there be an unpaid balance in favor of the Federal Government, the setoff may be made up to the amount of the lesser debt.

10.5                           Any unrecorded liabilities derived from fiscal, environmental or labor obligations are exempted from the term set forth in Section 10.4, in which case, the term to file the claim shall be that set forth by the legal provisions in force on the date of execution of this Agreement, in connection with the extinction or expiration of the right or action on which the claim is based.

10.6                           For purposes of the reimbursement to the Airport Group, the financial cost which may be accrued shall be calculated at a rate equal to 2 (two) times the interest rate equivalent to the daily arithmetic average of the 28 (twenty-eight) day interbank equilibrium interest rate (“TIIE”) that, during the period counted as from the date of payment of the claims under Section 10.5 above and the payment in cash, is published by Banco de México in the Official Gazette of the Federation or, in the absence thereof, the applicable interest rate that replaces it during the corresponding period.

11.                               Claim of Liabilities.

11.1                           The parties agree that the payment of claims derived from liabilities not recorded in the Financial Statements shall only be applicable whenever:

11.1.1                  Within the period granted to solicit the payment of claims referred to in Section 12.1 below, the Federal Government, through the SCT, is notified in writing by Purchaser or the Holding Company, within no later than the 5 (five) calendar days after the date on which the existence of the liability or any claim arising therefrom was notified, whether judicially or extra-judicially, so that the Federal Government may take any actions or assume any defenses, that it deems appropriate, as the case may be.

11.1.2                  In the event that the Federal Government solicits payment as provided above, the Holding Company or the corresponding Concession Company must judicially or extra-judicially defend the respective claims, submitting itself to the indications of the Federal Government.

11.1.3                  If so requested by the Federal Government through the Ministry, the Strategic Partner or, as the case may be, the Holding Company or the corresponding Concession Company, shall furnish to the Federal Government or its representative, provided that it is promptly requested, any available information and elements so that in the event that the Federal Government decides to defend the corresponding claims, it has the necessary means therefor. In such case, the Holding Company shall be bound to grant any powers of attorney as may be required in favor of the persons that the Federal Government determines, provided that failure to grant such powers shall result in the inapplicability of the corresponding reimbursement.

11.1.4                  The liability or claim derived therefrom is not a direct consequence of a negligent or deceitful action imputable to the Strategic Partner.

11.2                           Whenever the claims referred to in the above paragraphs derive from any acts for which, in terms of this Agreement, the Federal Government may be responsible, all expenses and costs of defense incurred by the Holding Company or any of the companies that form the Airport Group, shall be reimbursed by the Federal Government, provided that the same are reasonable, are duly evidenced, and are directly related to the claims mentioned in the above paragraphs. The amounts corresponding to the items referred to in this paragraph shall be reimbursed to the Holding Company by the Federal Government within a term of 45 (forty-five) calendar days as from the date on which the same may be determined.

12.                               Term for Claims.

12.1                           The Strategic Partner shall have a term of 45 (forty-five) calendar days from the date on which the purchase audit  referred to in Section 13.1 below is concluded, to request the payment of claims in the terms of Sections 10. and 11 above.

12.2                           Without prejudice to the obligation contained in Section 11.1.1 above, the request of payment of claims for unrecorded liabilities or the failure to deliver assets to the Concession Companies under the Assets Purchase and Sale Agreement, shall be made in a single document.

13.                               Purchase Audit.

13.1         The Strategic Partner may carry out, at its expense, a purchase audit for the purpose of determining the existence of any unrecorded liabilities referred to in Section 10. above. Such audit, as the case may be, may start on the business day following the date of execution of this Agreement and may in no event exceed 90 (ninety) calendar days as from the date of delivery of the certificates representing the Share Package.

13.2         Upon completion of the audit, the auditor shall issue a certificate of which it shall deliver a copy to each of the parties, provided that its opinion shall not bind the Federal Government in any manner whatsoever.

13.3         Whenever as a result of the audit there are any unrecorded assets reflected in the Financial Statements, the Federal Government shall act upon the terms of the provisions of Section 10.3.

14.                               Indemnification for the Case of Dispossession

14.1                           The Federal Government agrees to indemnify the Strategic Partner should the Strategic Partner be dispossessed of the title to the Share Package.

15.                               Possibility of Acquisition of the Optional Shares.

15.1                           Under the provisions of the Public Call, in addition to its holding of the Share Package, the Strategic Partner may participate in the capital stock of the Holding Company through the exercise of an option to acquire any Series “B” Shares that represent up to 5% (five percent) of the capital stock of the Holding Company, but in no event may the Strategic Partner participate in more than 20% (twenty percent) of such capital stock, unless it acquires the Additional Shares, in which case, it may participate temporarily with up to 56% (fifty-six percent) of the capital stock of the Holding Company. Additionally, the Shares owned by the Strategic Partner must be kept in the Trust set up by virtue of the Trust Agreement, and such Shares that the Strategic Partner holds in excess of such 10% (ten percent) of the capital stock of the Holding Company, must be voted in the same sense as the majority of the Shares at the shareholders meetings are voted.

15.2         The acquisition of the Optional Shares by the Strategic Partner shall be subject to the provisions of the Option Agreement.

16.                               Resolution of Controversies.

16.1         For the interpretation of this Agreement and for the resolution of any controversy arising therefrom, the parties expressly and irrevocably submit to the jurisdiction of the competent federal courts in the Federal District, therefore waiving any jurisdiction that may correspond to them by reason of their present or future domiciles.

17.          Miscellaneous.

17.1         Notices. Any notice to be delivered by one party to the other under this Agreement shall be in writing and sent to the other party by certified mail, return receipt requested, fax, courier or personal service, and shall be considered as served whenever actually received by the addressee. All such notices shall be sent to the following domiciles of the parties:

To the Strategic Partner:

Aeropuertos Mexicanos del Pacífico, S.A. de C.V.

Blvd. Manuel Avila Camacho No. 88, 9th Floor
Col. Lomas de Chapultepec
11000 Mexico, D.F.

Attention: Mr. Jaime de la Rosa Montes

To the Federal Government:

Secretaría de Comunicaciones y Transportes

Av. Xola y Universidad

Col. Narvarte

México, D.F.

Attention: General Legal Department

The parties may modify their domiciles by notice sent to the other party in the form provided for in this Section.

17.2         Amendments. No amendment to this Agreement shall be effective unless agreed upon in writing by each of the parties.

17.3         Headings. The headings of the sections of this Agreement are only for reference purposes and shall not limit or otherwise affect the meaning of any provision of this Agreement.

17.4         Severability. In the event that one or more of the provisions included in this Agreement, or the application thereof in any circumstance is declared invalid, illegal or unenforceable by any competent authority in any respect or for any reason, the validity, legality and enforceability of any such provisions in any other respect, and of the remaining provisions of this Agreement shall not be limited or affected in any manner whatsoever. Additionally, the parties to this Agreement agree to use their best efforts to replace such invalid, illegal or unenforceable provision with a valid, legal and enforceable provision which shall seek to fulfill, to the greatest extent possible, with the economic, business and other purposes of the invalid or unenforceable provision.

17.5         Successors, Assignees, etc. Except as otherwise provided for in this Agreement, the parties shall not transfer or assign the rights and obligations under this Agreement without prior written consent from the Federal Government.

17.6         Applicable Law. This Agreement shall be ruled and performed pursuant to the laws of Mexico for federal matters and of the Federal District for local matters.

17.7         Applicable Currency. Except as otherwise expressly provided for in this Agreement, any reference to any amount of money shall be deemed a reference to the lawful currency of Mexico, that is, Mexican pesos.

17.8         Counterparts. This Agreement shall be executed in 6 (six) counterparts, each of them, whenever so executed, shall be considered as an original, but all of which shall constitute one and the same instrument.

17.9         Full Agreement. Except as otherwise specifically provided, this instrument supersedes all prior agreements between the parties in connection with the purpose of this instrument, and it is the intention of the parties that it be the final expression and the complete and exclusive statement of their agreement with respect to the subject matter of this Agreement.

This Agreement is signed at 12:30 P.M. on the date first above written, with the agreement of all the parties thereto, in Mexico City, Federal District.

FEDERAL GOVERNMENT, THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION	AEROPUERTOS MEXICANOS DEL PACIFICO, S.A. DE C.V.

By: Aarón Dychter Poltolarek Title: Undersecretary of Transportation	By: Jaime de la Rosa Montes Title: Legal representative

AENA SERVICIOS AERONAUTICOS, S.A. SOCIEDAD UNIPERSONAL, JOINT AND SEVERAL OBLIGOR (under the terms of this Agreement)	AEROPUERTO DEL PACIFICO ANGELES, S.A. DE C.V., JOINT AND SEVERAL OBLIGOR (under the terms of this Agreement)

By: Jaime de la Rosa Montes Title: Legal representative	By: Jaime de la Rosa Montes Title: Legal representative

INVERSORA DEL NORESTE, S.A., JOINT AND SEVERAL OBLIGOR (under the terms of this Agreement)	GRUPO DRAGADOS, S.A., JOINT AND SEVERAL OBLIGOR (under the terms of this Agreement)

By: Jaime de la Rosa Montes Title: Legal representative	By: Jaime de la Rosa Montes Title: Legal representative

GRUPO EMPRESARIAL ANGELES, S.A. DE C.V. , JOINT AND SEVERAL OBLIGOR (under the terms of this Agreement)	TREASURY OF THE FEDERATION

By: Olegario Vázquez Aldir Title: Legal representative	By: Pablo Escalante Tattersfield Title: Undertreasurer of the Federation

Exhibit 1

FINANCIAL STATEMENTS

Exhibit 2

WRITTEN DOCUMENT THAT THE PARTNERS OF THE STRATEGIC PARTNER
PRESENTED AS PART OF THEIR ECONOMIC PROPOSAL IN THE TERMS OF THE
PENULTIMATE PARAGRAPH OF SECTION 6.6 OF THE PUBLIC CALL